UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 19, 2014

BG STAFFING, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-191683	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5000 Legacy Drive, Suite 350

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(972) 692-2400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 is incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under Item 5.02 is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Directors

On August 19, 2014, the Board of Directors (the “Board”) of BG Staffing, Inc. (the “Company”) appointed Mr. Paul A. Seid and Mr. C. David Allen, Jr. to its Board.

The Board concluded that Mr. Seid should serve as a director of the Company in light of his substantial experience running middle market companies. Mr. Seid was also appointed to serve as a member of the Company’s Nominating and Corporate Governance Committee and Compensation Committee. The Board determined that Mr. Seid is an independent director for purposes of the rules and regulations of the Securities and Exchange Commission and under the NYSE MKT listing standards, and that he has the other qualifications required for service on the Company’s Nominating and Corporate Governance Committee and Compensation Committee.

The Board concluded that Mr. Allen should serve as a director of the Company in light of his experience temporary staffing industry. Mr. Allen was also appointed to serve as a member of the Company’s Audit Committee and Compensation Committee. The Board determined that Mr. Allen is an independent director for purposes of the rules and regulations of the Securities and Exchange Commission and under NYSE MKT listing standards, and that he has the other qualifications required for service on the Company’s Audit Committee and Compensation Committees.

Messrs. Seid and Allen will receive an annual retainer of $15,000 for their service on the Board. As a member of the Company’s Compensation Committee, Mr. Seid will receive an annual retainer of $5,000, and as a member of the Company’s Nominating and Corporate Governance Committee, Mr. Seid will receive an annual retainer of $5,000. As a member of the Company’s Compensation Committee, Mr. Allen will receive an annual retainer of $5,000, and as a member of the Company’s Audit Committee, Mr. Allen will receive an annual retainer of $5,000. The Company will also reimburse Messrs. Seid and Allen for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including, without limitation, travel, lodging and meal expenses.

On August 19, 2014, Messrs. Seid and Allen were also each granted nonqualified stock options to purchase 7,500 shares of the Company’s common stock at an exercise price of $7.10 pursuant to the Company’s 2013 Long-Term Incentive Plan (the “2013 Plan”). The nonqualified stock options will expire on August 19, 2024, one-quarter of the nonqualified stock options granted to each director will vest on August 19, 2014, and the remainder of the nonqualified stock options will vest in three equal annual increments beginning on August 19, 2015. Each nonqualified stock option will be subject to the condition that the director will have remained a director of the Company through such vesting dates, and each nonqualified stock option will be further subject to the other terms and conditions set forth in the 2013 Plan and in the Nonqualified Stock Option Agreement between the Company and each director, the form of which is attached hereto as Exhibit 10.2.

On August 19, 2014, the Company also entered into Indemnification Agreements, the form of which is attached hereto as Exhibit 10.1, with Messrs. Seid and Allen. The Indemnification Agreements clarify and supplement indemnification provisions already contained in the Company’s Bylaws and generally provide for indemnification of the Indemnitees to the fullest extent permitted by Delaware law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with their service as a director and also provide for rights to advancement of expenses.

Grants of Nonqualified Stock Options

On August 19, 2014, the Compensation Committee of the Board granted nonqualified stock options to purchase the Company’s common stock to the Company’s directors pursuant to the 2013 Plan. The Committee granted nonqualified stock options to the following directors of the Company: Douglas E. Hailey (7,500 options with a $7.10 exercise price per share) and Richard L. Baum, Jr. (7,500 options with a $7.10 exercise price per share). The nonqualified stock options will expire on August 19, 2024, one-quarter of the non-qualified stock options vested on August 19, 2014 and the remainder of the nonqualified stock options will vest in three equal annual increments beginning on August 19, 2015. Each option is subject to the condition that the optionee will have remained as a director through such vesting dates, and each option is subject to the terms and conditions set forth in the 2013 Plan and in the Nonqualified Stock Option Agreement between the Company and each optionee, the form of which is attached hereto as Exhibit 10.2.

The above descriptions of Exhibits 10.1 and 10.2 are not complete and are qualified in their entirety by reference to such exhibits.

Item 7.01	Regulation FD Disclosure.

On August 21, 2014, the Company issued a press release announcing Mr. Seid’s and Mr. Allen’s appointment as directors of the Company and as members of the Company’s various committees. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference in this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement for Directors and Executive Officers (incorporated by reference from the registrant’s Form 8-K filed on February 4, 2014)
10.2	Form of Nonqualified Stock Option Agreement (incorporated by reference from the registrant’s Form 8-K filed on February 12, 2014)
99.1	Press release dated August 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG STAFFING, INC.

Date: August 21, 2014		/s/ Michael A. Rutledge
	Name: Title:	Michael A. Rutledge Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement for Directors and Executive Officers (incorporated by reference from the registrant’s Form 8-K filed on February 4, 2014)
10.2	Form of Nonqualified Stock Option Agreement (incorporated by reference from the registrant’s Form 8-K filed on February 12, 2014)
99.1	Press release dated August 21, 2014